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NEWS RELEASE

Contact: Bob Butter, Communications / Office: 412-820-1347/ bbutter@tollgrade.com

Tollgrade Renews Three Multi-Year Software Services Agreements
With Major Telecom Operators Representing $21 Million in Total Revenue
PITTSBURGH, June 29, 2009 — Tollgrade Communications, Inc. (NASDAQ: TLGD), a leading provider of network service assurance to the telecommunications industry, today announced that it has renewed three multi-year software services agreements with existing Tier 1 telecom operators in the United States and Europe.
Among the three major telecom customers, one has agreed to a five-year extension of their existing agreement, while two other customers have signed three-year extensions to their agreements. Collectively, these multi-year commitments represent approximately $21 million in total revenue over their combined terms.
These contracts include software and hardware maintenance support and professional on-call services that are important to the operation of a telecom operator’s test system. The agreements provide Tollgrade with a predictable revenue stream and backlog for its software maintenance and services product line.
“These telecom operators value service assurance as a protective measure to ensure high quality performance and uninterrupted service for their networks,” said Joseph Ferrara, Tollgrade’s Chairman, President and CEO. “We are encouraged that our long-term customers continue to place an important value on our services and software maintenance capabilities for their business,” added Ferrara.
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TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399
Fax: 412-820-1530 / Telco Support: 800-777-5405
www.tollgrade.com

In 2008, the Board retained the investment banking firm of Needham & Company to help evaluate a range of strategic alternatives to enhance shareholder value. At the conclusion of this process, the Board determined that the most appropriate strategy to enhance value was to emphasize the Company’s service assurance offerings to the telecom market and by capitalizing on the strength of its current customer relationships as it extended its capabilities to next generation architectures. These renewed multi-year agreements with existing customers are evidence of the value they place on the Company’s solutions and of the opportunity to bring new solutions to them.
The Company has also recently taken other actions to enhance shareholder value. The Company has appointed telecom industry executive Edward Kennedy as the newest independent director on the Tollgrade Board. Mr. Kennedy is the first candidate selected through this process to join the Board, and the Company anticipates adding additional expertise to the Board in the future. Other actions include: selling off non-core assets such as the Company’s cable product line in May 2009, as it did not support the refocused growth strategy; bolstering cash reserves; streamlining operations and reducing corporate overhead; winning a new major multiyear managed services contract; and making key management changes to strengthen the leadership and functional expertise needed to execute the Company’s growth strategy.
Important Information
In connection with the solicitation of proxies, Tollgrade Communications, Inc. has filed with the SEC and mailed to shareholders on or about June 22, 2009 a definitive proxy statement in connection with its 2009 Annual Meeting of Shareholders. Tollgrade, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2009 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Tollgrade with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TOLLGRADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tollgrade with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov and Tollgrade’s website at http://www.tollgrade.com.

About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and next generation network assurance technologies. Tollgrade’s customers range from the top telecom providers, to numerous independent telecom and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of telecom companies, as well as for power distribution companies.  For more information, visit Tollgrade’s web site at www.tollgrade.com.
Forward-Looking Statements
The foregoing release contains “forward-looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s ability to introduce next generation service assurance technologies into new customer markets and to execute its strategies.
The Company cautions readers that such “forward-looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward-looking statements. The Company disclaims any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward-looking statements:” (a) the ability of our customers to terminate for convenience the software services agreements prior to expiration of the stated terms; (b) possible delays in our ability to complete performance of these agreements based upon unforeseen circumstances; (c) our dependence upon a limited number of third party software providers for the products we sell, including the products which are the subject of this release; and (d) the inability to make changes in business strategy, development plans and product offerings to respond to the needs of the significantly changing markets and network technologies and enter a new market and introduce new products into that market.
Other factors that could cause actual events or results to differ materially from those contained in the “forward-looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2008 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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